Exhibit 3.1

                                                         Page 60 of 181

                CERTIFICATE OF INCORPORATION

                             of

        BURLINGTON COAT FACTORY WAREHOUSE CORPORATION


          FIRST:    The name of the Corporation is

       Burlington Coat Factory Warehouse Corporation.

          SECOND:   The address of the registered office
   of the Corporation in the State of Delaware is 306 South State Street, in the City of Dover, County of Kent. The name of its registered agent at that address is the United States Corporation Company.

          THIRD:    The purpose of the Corporation is to
   engage in any lawful act or activity for which a corpora-tion may be organized under the General Corporation Law of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

          FOURTH:   I. The total number of shares of stock
   which the Corporation shall have authority to issue is 55,000,000 shares of which 50,000,000 shares, par value $1.00 per share, shall be of a class designated "Common Stock" and of which 5,000,000 shares, par value $1.00 per share, shall be designated "Preferred Stock."

          II. The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance from time to time in one or more series of any number of shares of Preferred Stock, and, by filing a certificate pursuant to the GCL, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences, qualifica-tions and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, deter-mination of the following:


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                                                        Page 61 of 181


          A.   The number of shares constituting that
        series and the distinctive designation of that series;

          B.   The dividend rate on the shares of
        that series, whether dividends shall be cumula-tive, and, if so, from which date or dates, and whether they shall be payable in preference to, or in another relation to, the dividends payable on any other class or classes or series of stock;

          C.   Whether that series shall have voting
        rights, in addition to the voting rights pro-vided by law, and, if so, the terms of such voting rights;

          D.   Whether that series shall have conver-
        sion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

          E.   Whether or not the shares of that
        series shall be redeemable, and, if so, the terms and conditions of such redemption, in-cluding the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          F.   Whether that series shall be entitled
        to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that series, and, if so, the terms and amounts of such sinking fund;

          G.   The right of the shares of that series
        to the benefit of conditions and restrictions upon the creation of indebtedness of the Corpo-ration or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation;


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                                                         Page 62 of 181



         H.   The right of the shares of that series
        in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes or series of stock; and

           I. Any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that series.

          III.  Shares of any series of Preferred Stock
   which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock.

          IV. Subject to the provisions of any applicable law, or except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.

          V. Except as otherwise provided by the resolu-tion or resolutions providing for the issue of any series of Preferred Stock, after payment shall have been made to

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                                                         Page 63 of 181

   the holders of Preferred Stock of the full amount of dividends to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.

          VI. Except as otherwise provided by the reso-lution or resolutions providing for the issue of any series of Preferred Stock, in the event of any liquida-tion, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

          VII.   The number of authorized shares of any
   class may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

          FIFTH:   The name and mailing address of the
   Sole Incorporator is as follows:

     Name               Mailing Address

   Nesa E. Hassanein        c/o Skadden, Arps, Slate,
                                Meagher & Flom
                            919 Third Avenue
                            New York, New York 10022

          SIXTH:    I. The business and affairs of the
   Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and


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                                                         Page 64 of 181


   any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining di-rector.

          Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto.

          II. Except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including without limitation the vote required for any action by the Board of Directors, and that from time to time shall affect the directors' power to manage the business and affairs of the Corporation; and no By-Law shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.

          SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept
   (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Di-rectors or in the By-Laws of the Corporation.

          EIGHTH:   Whenever a compromise or arrangement
   is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation


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                                                         Page 65 of 181

   under the provisions of Section 279 of Title 8 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

          NINTH: I. Subject to paragraph III of this Article NINTH, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation (for purposes of this Article NINTH, "Corporation" shall include Burlington Coat Factory Warehouse, a New Jersey corporation), or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, provided, however, that with respect to any such action, suit or proceeding voluntarily initiated by any such person, indemnification shall be mandatory only if the initiation of such action, suit or proceeding was autho-rized by a majority of the entire Board of Directors or if such person has been successful on the merits, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea


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                                                         Page 66 of 181


   of nolo contendere or its equivalent, shall not, of it-self, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          II. Subject to paragraph III of this Article NINTH, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a direc-tor, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corpora-tion unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          III. Any indemnification under this Article
   NINTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs I and II of this Article NINTH, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disin-


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                                                         Page 67 of 181


   terested directors so directs, by independent legal coun-sel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

          IV.  For purposes of any determination under
   paragraph III of this Article NINTH, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corpo-ration or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this paragraph IV shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this paragraph IV shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in paragraphs I and II of this Article NINTH, as the case may be.

          V. Notwithstanding any contrary determination in the specific case under paragraph III of this Article NINTH, and notwithstanding the absence of any determina-tion thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent oth-erwise permissible under paragraphs I and II of this Article NINTH. The basis of such indemnification by a court shall be a determination by such court that indem-


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                                                         Page 68 of 181
   nification of the director, officer, employee or agent is proper in the circumstances because he has met the appli-cable standards of conduct set forth in paragraphs I and II of this Article NINTH, as the case may be. Notice of any application for indemnification pursuant to this paragraph V shall be given to the Corporation promptly upon the filing of such application.

          VI. Expenses incurred in defending or investi-gating a threatened or pending criminal or civil action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article NINTH.

          VII.   The indemnification provided by this
   Article NINTH shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in their of-ficial capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in paragraphs I and II of this Article NINTH shall be made to the fullest extent permitted by law. The provisions of this Article NINTH shall not be deemed to preclude the indemnification of any person who is not specified in paragraphs I and II of this Article NINTH but whom the Corporation has the power or obligation to indemnify under the provisions of the GCL or otherwise. The indemnification provided by this Article NINTH shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          VIII. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corpo-ration, partnership, joint venture, trust or other enter-


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                                                         Page 69 of 181
   prise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article NINTH.

          IX. For purposes of this Article NINTH, refer-ences to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article NINTH with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          X. For purposes of this Article NINTH, refer-ences to "other enterprise" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the partici-pants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article NINTH.

          TENTH:    The Corporation reserves the right to
   amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred


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                                                         Page 70 of 181

   upon stockholders herein are granted subject to this reservation.

   I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corpora-tion pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 20th day of April, 1983.


                                      /s/Nesa E. Hassanein
                                      _____________________

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                                                         Page 71 of 181




               STATE OF DELAWARE
               KENT COUNTY
               RECORDED, In the Office for the Recording of Deeds, Etc.
               at Dover, In and for the said County of Kent, In Corp.
               Record      V         Vol.    80        Page    257      Etc.
               the    20th        day of    April         A. D. 19 83
               WITNESS my Hand and the Seal of said office.

                                   /s/ Robert J. Donaway
                                   ____________________ , Recorder



                                                          Page 72 of 181






                            State
                             of

                          DELAWARE


                Office of SECRETARY OF STATE

   I, Glenn C. Kenton, Secretary of State of the State of Delaware, do hereby certify that the attached is a true and correct copy of
   Certificate of                             Amendment
   filed in this office on               April 27, 1983.




                                     /s/ Glenn C. Keaton
                                    ___________________________________
    RECEIVED FOR RECORD             Glenn C. Kenton, Secretary of State
                                    BY:  /s/ L. King
                                        ______________
                                  DATE: April 27, 1983



                    Form 130


                                                         Page 73 of 181


                   CERTIFICATE OF AMENDMENT

                           OF THE

                CERTIFICATE OF INCORPORATION

                             OF

        Burlington Coat Factory Warehouse Corporation

          -----------------------------------------

            In accordance with the provisions of
           Section 242 of the General Corporation
                Law of the State of Delaware

           --------------------------------------

              The undersigned officers of Burlington Coat
    Factory Warehouse Corporation (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, do hereby certify as follows:

              FIRST:    That the Board of Directors of the
    Corporation has duly adopted, by unanimous written con-sent in lieu of a meeting of the Board of Directors, resolutions to amend the Certificate of Incorporation of the Corporation by adding a new Article ELEVENTH which shall be and read in its entirety as follows:

              "ELEVENTH:     The By-Laws of the
             Corporation may be amended, altered, changed or repealed, in whole or in part, and any new By-Law adopted, by the affirmative vote of (i) the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote thereon, subject to paragraph II of Article
             SIXTH of this Certificate of Incorporation, or
             (ii) a majority of the entire Board of Direc-tors."
                                                         Page 74 of 181

             SECOND:   That such amendment to the
    Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the written consent of the holders of not less than a majority of the outstanding stock entitled to vote thereon and that written notice of the corporate action has been given to those stockholders of the Corporation who have not so consented in writing, all in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, we, the undersigned, do
    make this Certificate of Amendment, hereby declaring and certifying that this is the act and deed of the Corpora-tion and that the facts herein stated are true, and ac-cordingly have hereunto set our hands this 27th day of April, 1983.
                                       /s/ Monroe G. Milstein
                                       ______________________
                                       Monroe G. Milstein
                                       President

                       Attest:
                                      /s/ Henrietta Milstein
                                       ______________________
                                       Henrietta Milstein
                                       Secretary

                              2

                                                          Page 75 of 181



              STATE OF DELAWARE
              KENT COUNTY
              RECORDED, In the Office for the Recording of Deeds, Etc.
              at Dover, In and for the said County of Kent, In Corp.
              Record      Z         Vol.    80        Page    201      Etc.
              the    28th        day of    April         A. D. 19 83
              WITNESS my Hand and the Seal of said office.
                                 /s/Robert J. Donaway
                                 ___________________ , Recorder



                                                         Page 76 of 181



                      State of Delaware



                Office of Secretary of State




    I, MICHAEL HARKINS. SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND COPY OF THE CERTIFICATE OF AMENDMENT OF BURLINGTON COAT FACTORY WAREHOUSE CORPORATION FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF MARCH. A.D. 1987, AT 9 O'CLOCK A.M.



    RECEIVED FOR RECORD
         RECORDER
    $3.00 STATE DOCUMENT FEE PAID
                            /s/ Michael Harkins
                           _______________________________________
                             Michael Harkins, Secretary of State
                        AUTHENTICATION:     | 1187019


                                                         Page 77 of 181

                  CERTIFICATE OF AMENDMENT
                           TO THE
                CERTIFICATE OF INCORPORATION
                             OF
        BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

          (Pursuant to Section 242 of the Delaware
                  General Corporation Law)

   IT is hereby certified that:

          1. The Certificate of Incorporation of Burlington Coat Factory Warehouse Corporation (the "Corporation") was filed by the Secretary of State of Delaware on April 20, 1983.

          2. The following amendment to the Certificate of Incorporation of the Corporation was duly adopted by at least a majority of the outstanding stock of the Corporation entitled to vote thereon at a meeting duly called and held on March 25, 1987 pursuant to the provisions of Sections 222 and 242 of the Delaware General Corporation Law:

                 (1) Article NINTH of the Certificate of Incorporation is hereby amended by deleting paragraphs I through VIII, inclusive, thereof and replacing them with the following:

                  I.    Elimination of Certain Liability of Directors.
             A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

   II.    Indemnification and Insurance.

                 (a) Right to Indemnification.  Each person who was or is
             made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation

                                                         Page 78 of 181

             (for the purposes of this Article NINTH, "Corporation" shall include Burlington Coat Factory Warehouse, a New Jersey corporation) or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnif-ication conferred in this Paragraph shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Paragraph or otherwise. The Corporation may, by action of its Board of Directors, provide indemni-fication to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.


                                 2
                                                         Page 79 of 181


             (b)    Right of Claimant to Bring Suit.     If a claim under
             subparagraph (a) of this Paragraph is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

               (c)  Non-Exclusivity of Rights.      The right to
             indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Paragraph shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

                                 3
                                                          Page 80 of 181

               (d)  Insurance.     The Corporation may maintain insurance,
             at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

             (2) Paragraphs IX and X of Article NINTH are hereby renumbered as Paragraphs III and IV, respectively.

             3. The Certificate of Incorporation of the Corporation, so amended, shall remain the Certificate of Incorporation of the Corporation until further changed or amended pursuant to the provisions of the Delaware General Corporation Law.

       IN WITNESS WHEREOF, the undersigned have hereunto signed their names affirming that the statements made herein are true under the
   penalties of   perjury this  25th day of  March, 1987.

                                            /s/ Monrore G. Milstein
                                            _______________________
                                             Monroe G. Milstein,
                                             Chairman of the Board,
                                             Chief Executive Officer
                                             and President

   Attest:
   /s/ Henrietta Milstein
   _____________________________
   Henrietta Milstein, Secretary

                                   -4-
                                                         Page 81 of 181





               STATE OF DELAWARE
               KENT COUNTY
               RECORDED, In the Office for the Recording of Deeds, Etc.
               at Dover, In and for the said County of Kent, In Corp.
               Record      O         Vol.    104       Page    346      Etc.
               the    31th        day of    March         A. D. 19 87
               WITNESS my Hand and the Seal of said office.

                                    /s/
                                   ___________________________, Recorder



                                                         Page 82 of 181

                          State of Delaware
                                                                      PAGE 1
                 Office of  the Secretary of State





   I,  MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE
   OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF
   "BURLINGTON COAT FACTORY WAREHOUSE CORPORATION" FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF NOVEMBER, A.D. 1992, AT 3:15 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED
   TO NEW CASTLE COUNTY RECORDER OF DEEDS ON THE FOURTH DAY
   OF DECEMBER, A.D. 1992 FOR RECORDING.

                       * * * * * * * *




                              /s/ Michael Ratchford
                              ____________________________________
                              Michael Ratchford, Secretary of State

                              AUTHENTICATION:
                                             * 3695504

   923305002                            DATE:     12/04/1992


                                                         Page 83 of 181


   CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                             OF

        BURLINGTON COAT FACTORY WAREHOUSE CORPORATION



          It is hereby certified that:

          1. The name of the corporation (hereinafter called the "Corporation") is Burlington coat Factory Warehouse Corporation.

          2. The Certificate of Incorporation or the Corporation is hereby amended by striking out Article FOURTH: I, thereof and by substituting in
   lieu of said Article FOURTH:  I.   the following new Article FOURTH: I. :

          "FOURTH:       I.  The total number of shares of stock which the
        Corporation shall have authority to issue is 105,000,000 shares of which 100,000,000 shares, par value $1.00 per share, shall be of a class designated "Common Stock" and of which 5,000,000 shares par value $1.00 per share, shall be designated "Preferred Stock."

          3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of
   Section 243 of the General Corporation Law of the State of Delaware.

   Signed and attested to on November  10, 1992.

                                  /s/ Monroe G. Milstein
                                  ____________________________
                                  Monroe G. Milstein, President


   Attest:
   /s/ Henrietta Milstein
   _____________________________
   Henrietta Milstein, Secretary




                                                         Page 84 of 181